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                             AMENDMENT NO. 2 TO THE
                         AMENDED AND RESTATED AGREEMENT
                            OF LIMITED PARTNERSHIP OF
                             NATIONAL PROPANE, L.P.

     This Amendment No. 2 to the Amended and Restated Agreement of Limited Partnership of National Propane, L.P. (the "Partnership") is hereby made and is effective as of this 28th day of December, 1997, by and among National Propane Corporation, a Delaware corporation, as the Managing General Partner, National Propane SGP, Inc., a Delaware corporation, as the Special General Partner, and the limited partner of the Partnership.

                                   W1TNESSETH:
                                   ----------

     WHEREAS, the Partnership was heretofore formed and now exists pursuant to the Amended and Restated Agreement of Limited Partnership of National Propane, L.P., dated as of July 2, 1996, as amended (the "Partnership Agreement"); and

     WHEREAS, Section 13.1 of the Partnership Agreement provides procedures for the amendment of the Partnership Agreement by the Managing General Partner without obtaining the approval of any Partner; and

     WHEREAS, the Managing General Partner proposes to adopt amendments to the Partnership Agreement pursuant to the authority granted in such Section 13.1.

                                     AGREEMENT
                                     ---------

     NOW, THEREFORE, it is agreed as follows:

     1. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Partnership Agreement.

     2. Section 11.3 of the Partnership Agreement is hereby amended by deleting the current Section 11.3 in its entirety and substituting in lieu thereof the following:

     11.3 Interest of Departing Partner and Successor General Partner.

     (a) If the Managing General Partner is removed as Managing General Partner of the MLP pursuant to the provisions of Section 11.2 of the MLP Agreement, then. unless the Managing General Partner makes the election provided in the last paragraph of Section 11.3(a) of the MLP Agreement with respect to all or any portion of its Partnership Interest as a General Partner of the Partnership, that portion of the Partnership Interest of the Managing General Partner as to which no





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such election is made (the "Converted GP Interest") shall be converted into a non-voting limited partner interest in the Partnership (the "Retained LP Interest") having an interest in the profits and losses of the Partnership equal to that attributable to the Converted GP Interest. For purposes of this Agreement, conversion of the Converted GP Interest will be characterized as if the Managing General Partner contributed the Converted GP Interest in the Partnership to the Partnership in exchange for the Retained LP Interest.

     (b) The Partnership Interest of a Departing Partner departing as a result of withdrawal or removal pursuant to Section 11.1 or 11.2 (other than the Retained LP Interest) shall (unless it is otherwise required to be converted into Common Units pursuant to Section 11.3(b) of the MLP Agreement or 11.1(d) of this Agreement) be purchased by the successor to the Departing Partner for cash in the manner specified in the MLP Agreement. Such purchase (or conversion into Common Units, as applicable) shall be a condition to the admission to the Partnership of the successor as the General Partner.

     (c) Any successor General Partner shall, except to the extent that it is inconsistent with the provisions of Section 11.4, indemnify the Departing Partner as to all debts and liabilities of the Partnership arising on or after the effective date of the withdrawal or removal of the Departing Partner.

     (d) The Departing Partner, including the Managing General Partner upon removal, shall be entitled to receive all reimbursements due such Departing Partner pursuant to Section 7.4, including any employee-related liabilities (including severance liabilities), incurred in connection with the termination of any employees employed by such Departing Partner for the benefit of the Partnership.

     3. Section 11.4 of the Partnership Agreement is hereby amended by renumbering it as new Section 11.5 and a new Section 11.4 is added as follows:

     11.4 Indemnification and Covenants upon Removal of Managing General
Partner.

     (a) Indemnification by Removed Partner. If, following the removal ofthe Managing General Partner as provided in Section 11.2, all or a portion of the Partnership Interest of the removed Managing General Partner (the "Removed Partner") is converted into a non-voting limited partner Partnership Interest as provided in Section 11.3(a), then, from and after the effective date of removal of the Removed Partner (the "Removal Date"), the Removed Partner, to the fullest extent permitted by law, shall indemnify and hold harmless any successor General Partner (whether one or more) from and against any and all losses, costs, damages, expenses, liabilities and claims arising or resulting from, or relating to any payments that any successor General Partner, in its capacity as the General Partner of the Partnership,

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is required to make (and makes) from its own funds (after prior recourse is had to the assets of the Partnership) with respect to the debt of the Partnership (including accounts payable or other trade payables) reflected on the books and records of the Partnership as of the effective time of the Removal Date and any refinancing, refunding or replacement thereof (the "Indemnified Debt"), due to the inability of the Partnership to pay or refinance any such Indemnified Debt from the assets of the Partnership. The indemnity by the Removed Partner described in this Section 11.4 (the "Removed Partner Debt Indemnity") shall not exceed the Outstanding Indemnified Debt Amount determined for the Removed Partner for any fiscal year. Except to the extent otherwise required by law, the Removed Partner Debt Indemnity shall terminate at the time that the amount of the Removed Partner's Outstanding Indemnified Debt Amount is reduced to zero. The Removed Partner shall be subrogated to the rights of a successor General Partner to the extent that the Removed Partner has made any payment to such successor General Partner in respect of its Removed Partner Debt Indemnity.

     (b) Covenants of Successor General Partner. During the period commencing on the Removal Date and ending on the fifth anniversary of the Removal Date but in any event subject to Section 11.4(c):

     (i) each successor General Partner, for itself and on behalf of the Partnership, covenants that it shall not, and shall cause the Partnership or any other Person not to, do any of the following if it would result in the Allocable Indemnified Debt being reduced below the Outstanding Indemnified Debt Amount:
(A) prepay, defease, purchase or otherwise retire any of the Indemnified Debt (unless such Indemnified Debt is simultaneously replaced with an equivalent amount of new Indemnified Debt), (B) modify any of the Indemnified Debt so as to eliminate or limit the recourse liability of the Partnership or any successor General Partner in its capacity as a general partner of the Partnership with respect thereto, (C) cause the Partnership to merge or consolidate with or otherwise become a corporation or limited liability company for federal income tax purposes, (D) cause or permit any other Person (other than the Partnership or any successor General Partner) to assume, guarantee, indemnify against or otherwise incur any liability with respect to any Indemnified Debt, or (E) take or fail to take any other action similar to the foregoing;


     (ii) each successor General Partner, for itself and on behalf of the Partnership, covenants that it shall cause the Partnership or its successor (x) to not redeem the Retained LP Interest or take similar action and (y) to continue in existence and to remain subject to Indemnified Debt, and/or use its reasonable best efforts to cause the Partnership to refinance scheduled principal payments on the Indemnified Debt with sufficient recourse debt so that at any time until the termination of the Removed Partner Debt Indemnity pursuant to Section 11.4(a) hereof, the Allocable Indemnified Debt as of such time will not be reduced below the

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Outstanding Indemnified Debt Amount determined as of such time;

     (iii) each successor General Partner, for itself and on behalf of the Partnership, covenants that it shall use its reasonable best efforts to cause the Partnership to not take or omit to take any action, if such action or omission (with the giving of notice or the passing of time, or both) would constitute a breach of, or give rise to a default or event of default under, any Indemnified Debt.

     (iv) the Removed Partner shall have all remedies available at law and in equity for a default in the provisions of this Section 11.4(b) and by a successor General Partner, and any successor General Partner, by executing this Agreement, acknowledges that specific performance is available as a remedy and may be the only adequate remedy in the event that such successor General Partner defaults on its obligations undertaken pursuant to this Section 11.4(b).

     (c) Exceptions. Notwithstanding the covenants contained in Section 11.4(b):

     (i) a successor General Partner shall not be required to comply with
Section 11.4(b) if the action or event that would otherwise cause a violation or breach of one or more of the covenants contained in Section 11.4(b) has been previously approved by holders of 66 2/3%or more of the outstanding Units of the MLP (including any Units held by the Removed Partner or its Affiliates); and

     (ii) nothing contained in Section 11.4(b) shall prevent the Partnership or the MLP from consummating any acquisition, merger or consolidation or sale or other transfer of the assets of the Partnership or the MLP unless such acquisition, merger or consolidation or sale or other transfer is undertaken with a principal purpose of avoiding the application of Section 11.4(b).

     (d) Reports. From and after the Removal Date and until the termination of the Removed Partner Debt Indemnity pursuant to Section 11.4(a), a successor General Partner shall furnish to the Removed Partner, (i) within 30 days after the end of each fiscal quarter, a certificate of the chief financial officer of such successor General Partner, or equivalent officer, stating that (A) the Allocable Indemnified Debt as of the end of such fiscal quarter is not, and has not been during the fiscal quarter, less than the Outstanding Indemnified Debt Amount as of such time, and (B) no event that constitutes, or with the passing of time or the giving of notice, or both. would reasonably be expected to constitute, an event of default under any Indemnified Debt has occurred, or if any such event has occurred, describing such event and the action such successor General Partner intends to take with respect thereto, (ii) concurrently with providing them to the lenders, agents or trustees in respect of the Indemnified Debt, copies of any compliance certificates, together with

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any attachments thereto, required pursuant to any Indemnified Debt, (iii)
promptly upon obtaining knowledge thereof, a description, in reasonable detail, of any event that constitutes, or with the passing of time or the giving of notice, or both, would reasonably be expected to constitute, an event of default under the Indemnified Debt and (iv) such other documents or information as the Removed Partner may reasonably request relating specifically and primarily to the Indemnified Debt or the Removed Partner Debt Indemnity. The successor General Partner shall prepare and file, or cause to be prepared and filed, applicable tax returns consistent with the allocation of the Indemnified Debt to the Removed Partner as contemplated herein.

     (e) Amendment. Notwithstanding any other provision of this Agreement and pursuant to the authority granted the Managing General Partner in Section 13.1(g) hereof, the Managing General Partner may, in its sole discretion, at any time prior to the date that the MLP formally solicits a vote of the holders of Units to remove the Managing General Partner as provided in Section 11.2 of the MLP Agreement, amend this Agreement to modify or delete any or all of the provisions of this Section 11.4 in such manner as the Managing General Partner shall determine in its sole discretion is necessary or desirable to eliminate or modify the indemnity set forth in Section 11.4(a), the covenants set forth in
Section 11.4(b) or to make other conforming changes. From and after the Removal Date this Section 11.4 shall be amended only with the written consent of the Removed Partner.

     4. Section 1.1 of the Partnership Agreement is hereby amended by adding the following new definitions:

               "Allocable Indemnified Debt" means the amount of the Indemnified Debt that is allocated to the Removed Partner for purposes of
               Section 752 of the Code (taking into account the Removed Partner Debt Indemnity).

               "Converted GP Interest" has the meaning assigned to such term in
               Section 11.3(a).

               "Indemnified Debt" has the meaning assigned to such term in
               Section 11.4(a).

               "Outstanding Indemnified Debt Amount" means (i) during the fiscal year in which the Removed Partner has been removed as Managing General Partner, an amount of Indemnified Debt equal to the difference between
          (A) the Allocable Indemnified Debt determined as of the effective time of the Removal Date and (B) the federal income tax basis of the Removed Partner in its Retained LP Interest determined as of the beginning of the fiscal year in which the Removal Date occurs, and
          (ii) during each fiscal year thereafter, an amount of Indemnified Debt equal to the difference between (A) the Allocable Indemnified Debt determined as of the first

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day of such fiscal year and (B) the federal income tax basis of the Removed
Partner in its Retained LP Interest determined as of the first day of such fiscal year.

                    "Removal Date" has the meaning assigned to such term in
               Section 11.4(a).

                    "Removed Partner" has the meaning assigned to such term in
               Section 11.4(a).

                    "Removed Partner Debt Indemnity" has the meaning assigned to such term in Section 11.4(a).

                    "Retained LP Interest" has the meaning assigned to such term in Section 11.4(a).

                    5. Except as set forth above, all provisions of the Partnership Agreement will remain in full force and effect.

                    6. This Amendment No. 2 shall be binding upon, and shall enure to the benefit of, the parties hereto and their respective successors and assigns.

                    7. This Amendment No. 2 shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, all rights and remedies being governed by such laws, without regard to principles of conflict of laws.

                    IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 2 to the Partnership Agreement as of the date first written above.


                                         MANAGING GENERAL PARTNER

                                         National Propane Corporation


                                         By: /s/ Ronald R. Rominiecki
                                            __________________________
                                            Name:  Ronald R. Rominiecki
                                            Title: President and Chief
                                                   Operating Officer


                                         SPECIAL GENERAL PARTNER

                                         National Propane SGP, Inc.

                                         By: /s/ Ronald R. Rominiecki
                                            ___________________________
                                            Name:  Ronald R. Rominiecki
                                            Title: President and Chief
                                                   Operating Officer

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                                                  Title:

                                         LIMITED PARTNER

                                         National Propane Partners, L.P.

                                         BY: National Propane Corporation,
                                             the Managing General Partner

                                         By: /s/ Ronald R. Rominiecki
                                            ___________________________
                                            Name:  Ronald R. Rominiecki
                                            Title: President and Chief
                                                   Operating Officer

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